Exhibit (g)(1)(xv)

AMENDMENT NINE TO GLOBAL CUSTODY AGREEMENT

This Amendment, dated August 13, 2014, amends the Global Custody Agreement (“Agreement”) dated September 8, 2010 (“Original Effective Date”) between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and the AQR Funds, on behalf of each series listed on Schedule 1 of the Agreement and each Cayman Islands entity listed on Schedule 1 of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties hereto wish to amend Schedule 1 of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement, to be effective as of the Date hereof, in the following respects:

1. Schedule 1 of the Agreement includes the following Cayman Islands Entity, such that by its signature hereto, (a) each such entity hereby requests the securities custody services of J.P. Morgan and agrees to the terms and conditions of the Agreement; and (b) J.P. Morgan agrees to provide such securities custody services to such Cayman Islands entities in accordance with the terms and conditions of the Agreement:

AQR Style Premia Alternative LV Offshore Fund Ltd.

2. Except as modified herein, all other provisions of the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date hereof.

AQR FUNDS, on behalf of each series listed in Schedule 1 of the Agreement		JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Nicole DonVito	By:	/s/ Sophie Jelleff
Name:	Nicole DonVito	Name:	Sophie Jelleff
Title:	Chief Legal Officer and Vice President	Title:	Executive Director

AQR MANAGED FUTURES STRATEGY

    OFFSHORE FUND LTD.

AQR RISK PARITY OFFSHORE FUND LTD.

AQR MULTI-STRATEGY ALTERNATIVE

    OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES

    STRATEGY OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES

    STRATEGY LV OFFSHORE FUND LTD.

AQR RISK PARITY II MV OFFSHORE

    FUND LTD.

AQR RISK PARITY II HV OFFSHORE

    FUND LTD.

AQR MANAGED FUTURES STRATEGY HV

    OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE     OFFSHORE FUND LTD.

AQR GLOBAL MACRO OFFSHORE FUND

    LTD.

AQR STYLE PREMIA ALTERNATIVE LV

    OFFSHORE FUND LTD.

By:	/s/ Nicole DonVito
Name:	Nicole DonVito
Title:	Director